Exhibit 10.4

Amendment No. 1 to Consulting and Services Agreement

Dated as of June 19, 2024

This Amendment No. 1 to Consulting and Services Agreement (this “Amendment”) is entered into as of the date first set forth above (the “Amendment Date”), by and among Libera Gaming Operations, Inc., a Japanese Corporation (the “Company”) and HeartCore Enterprises, Inc., a Delaware Corporation (“Consultant 1”) and HeartCore Financial, Inc., a California Corporation (“Consultant 2”). Each of the Company and Consultant1 and Consultant 2 may be referred to herein individually as a “Party” and the Company and the Consultant 1 may be referred to the “Parties” and the Company and Consultant 1 and Consultant 2 may be referred to “All Parties”.

WHEREAS, the Parties are parties to that certain Consulting and Services Agreement, dated as of March 13, 2023, (the “Original Agreement”);

WHEREAS, the Parties now desire to amend the Original Agreement, and pursuant to the provisions of Section 9(f) of the Original Agreement the Parties may amend the Original Agreement in writing; and the Parties now desire to further amend the Consulting Agreement; and,

WHEREAS, the Parties mutually agree to make the amendment herein retrospectively from the event that the Term defined in the Original Agreement has elapsed;.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the All Parties hereby agree as follows:

Section 1.	Definitions.

Defined terms used herein without definition shall have the meanings given in the Original Agreement.

Section 2.	Amendment.

Pursuant to the provisions of Section 9(f) of the Original Agreement the Parties may amend the Original Agreement as follows.

(a)	Section 2(a)(vi)

Section 2(a)(vi) is amended and restated as follows.

Provide the Company with support services related to initial public listing on the stock exchange market in the United States: NASDAQ or NYSE American

(b)	Section 3(a)

Section 3(a) is amended and restated as follows.

The term of this Agreement shall commence on the Effective Date and shall continue until the closing date of the Company’s initial public listing on stock exchange market in the United States - the NASDAQ or NYSE American - (the “Term”) , unless sooner terminated in accordance with the terms herein. The Term may be renewed upon the mutual written agreement of the Parties via an amendment of this Agreement.

(c)	Section 4 (c)

Section 4(c) is amended and restated as follows.

In the event that the Term defined in the Original Agreement is extended, the Consultant shall provide services defined in Section 2 of the Original Agreement by “free-service” subject to the definition in ASC 606-10-55-41, except for outstanding invoice from the Consultant to the Company or the written mutual agreement.

Section 3.	Transfer.

The Consultant defined in the Original Agreement will be transferred from the Consultant 1 to the Consultant 2.

Section 4.	Remainder in Force.

Other than as amended herein, the Original Agreement shall remain in full force and effect. Following the full execution of this Amendment, any references in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment and the Original Agreement and this Amendment shall be interpreted and enforced as one combined agreement.

Section 5.	Miscellaneous.

(a)	Headings. The article and section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Amendment.

(b)	Governing Law. This Amendment, and all matters based upon, arising out of or relating in any way hereto, as well as the interpretation, construction, performance and enforcement of this Amendment, shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles.

[Signatures appear on following page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Amendment Date.

HeartCore Enterprises, Inc.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	Chief Executive Officer

HeartCore Financial, Inc.

By:	/s/ Sumitaka Yamamoto
Name:	Sumitaka Yamamoto
Title:	Director

Libera Gaming Operations, Inc.

By:	/s/ Toyotaka Nagamori
Name:	Toyotaka Nagamori
Title:	Chief Executive Officer